Exhibit 99.1
November 13, 2007
Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)


                     TOFUTTI ANNOUNCES THIRD QUARTER RESULTS

         Cranford, New Jersey -- November 13, 2007-- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen and thirty-nine week periods ended September 29, 2007.

         The Company reported net sales for the thirteen week period ended September 29, 2007 of $4.6 million, a decrease of $332,000, or 7%, from the sales recorded for the thirteen weeks ended September 30, 2006. Net sales for the thirty-nine week period ended September 29, 2007 decreased 3% to $14.3 million compared with net sales of $15.1 million for the thirty-nine week period ended September 30, 2006. The decline in sales was caused by the disruption arising from the closure of our former frozen novelty manufacturing facility in early May and our relocating that production site to another facility. This required us to postpone the shipment of certain large orders that would have been shipped in the second quarter and third quarters until later in the third and fourth quarters and to allocate existing inventory of novelty products among all our customers, further negatively impacting our sales for the period.

         For the thirteen and thirty-nine week periods ended September 29, 2007, the Company reported income before income taxes of $202,000 and $802,000, respectively, as compared with income before income taxes of $437,000 and $1.1 million for the thirteen and thirty-nine week periods in 2006. The Company's operating results continued to be negatively impacted as a result of new product start-up costs, costs incurred at new co-packaging locations, increased selling and warehouse expenses and higher packaging charges. The Company expects that its operating expenses will continue to be affected by these same factors during the remainder of 2007.

         The Company recorded net income of $127,000 ($0.02 per share on a basic and diluted basis) for the thirteen weeks ended September 29, 2007 compared to $287,000 ($0.05 per share on a basic and diluted basis) for the thirteen weeks ended September 30, 2006. Net income for the thirty-nine weeks ended September 29, 2006 was $480,000 ($0.09 per share on a basic basis and $0.08 per share on a diluted basis) compared to $654,000 ($0.12 per share on a basic basis and $0.11 per share on a diluted basis) for the thirty-nine weeks ended September 30, 2006.

         As of September 29, 2007 the Company had cash and cash equivalents of $1.0 million and working capital of $4.5 million compared to cash and cash equivalents of $289,000 and working capital of $4.0 million at December 31, 2006. The improvement in the Company's cash position and working capital is due to our purchasing fewer of the ingredients and less of the packaging used in the production of our frozen dessert products, as these purchases are being made by our new novelty co-packer.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "Our shipments continued to be affected by the disruptions caused by our transfer of novelty frozen dessert production to a new facility in the late spring. We believe that we have substantially resolved the issues concerning our production requirements and that our shipments will return to prior levels in the fourth quarter."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores,

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supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB.


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                               TOFUTTI BRANDS INC.
                       Condensed Statements of Operations
                    (in thousands, except per share figures)

                                            Thirteen weeks     Thirteen weeks      Thirty-nine        Thirty-nine
                                                ended              ended           weeks ended        weeks ended
                                            Sept. 29, 2007     Sept. 30, 2006    Sept. 30, 2007     Sept. 30, 2006
                                            --------------     --------------    --------------     --------------

Net sales...............................        $4,616              $4,948           $14,258            $15,110
Cost of sales...........................         3,395               3,442             9,940             10,757
                                                 -----               -----             -----             ------
Gross profit............................         1,221               1,506             4,318              4,353
Operating expenses......................         1,019               1,069             3,516              3,298
                                                 -----               -----             -----              -----
Income before income taxes..............           202                 437               802              1,055
Income taxes............................            75                 150               322                401
                                                   ---                 ---               ---                ---
Net income .............................          $127                $287              $480               $654
                                                  ====                ====              ====               ====
Net income per share:
         Basic..........................         $0.02               $0.05             $0.09              $0.12
                                                 =====               =====             =====              =====
         Diluted........................         $0.02               $0.05             $0.08              $0.11
                                                 =====               =====             =====              =====
Weighted average number of shares
  outstanding:
         Basic..........................         5,653               5,433             5,609              5,434
                                                 =====               =====             =====              =====
         Diluted........................         5,919               5,987             5,877              5,993
                                                 =====               =====             =====              =====

                                                TOFUTTI BRANDS INC.
                                             Condensed Balance Sheets
                                     (in thousands, except for share amounts)

                                                                     September 29,          December 30,
                                                                         2007                   2006
                                                                     ------------           ------------
                                                                      (unaudited)
Assets
Current assets:
     Cash and cash equivalents                                          $1,045                 $  289
     Accounts receivable, net of allowance for doubtful
        accounts of $298 and $243, respectively                          2,653                  2,084
     Inventories                                                         1,440                  2,992
     Prepaid expenses and other receivables                                 10                      2
     Deferred income taxes                                                 578                    558
                                                                           ---                    ---
                Total current assets                                     5,726                  5,925
                                                                         -----                  -----

Fixed assets (net of accumulated depreciation of
        $23 and $19)                                                        25                     29
Other assets                                                                16                     16
                                                                            --                     --
                                                                        $5,767                 $5,970
                                                                        ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                     $369                   $711
     Accrued expenses                                                      172                    277
     Accrued officers' compensation                                        200                    500
     Income taxes payable                                                  517                    472
                                                                           ---                    ---
                  Total current liabilities                              1,258                  1,960
                                                                         -----                  -----


Stockholders' equity:
    Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                             --                     --
    Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,653,467 shares at September 29, 2007
         and 5,433,467 shares at December 30, 2006                          57                     54
     Additional paid-in capital                                            222                     56
     Retained earnings                                                   4,230                  3,900
                                                                         -----                  -----
                 Total stockholders' equity                              4,509                  4,010
                                                                         -----                  -----
                 Total liabilities and stockholders' equity             $5,767                 $5,970
                                                                        ======                 ======